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                                                                  Exhibit 99.3



(NOBLE LOGO)

                           (Voting Instruction Card)


                           NOBLE DRILLING CORPORATION

                    VOTING INSTRUCTION CARD FOR COMMON STOCK

       VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation Thrift Plan at the special meeting of stockholders to be held on September 15, 1994 at 10:00 a.m. at Houston, Texas, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.       FOR ( )   AGAINST ( )    ABSTAIN ( )      Approval of (a) the Agreement and Plan of Merger (the "Merger Agreement"), as
                                                   more fully described in the accompanying Joint Proxy Statement/Prospectus, and pursuant to which, among other things, (i) Chiles Offshore Corporation ("Chiles")
                                                   would merge with and into a newly formed, wholly owned subsidiary of the Company and (ii) each issued and outstanding share of Common Stock of Chiles would be converted into the right to receive 0.75 shares of Common Stock of the Company and each issued and outstanding share of $1.50 Convertible Preferred Stock of
                                                   Chiles would be converted into the right to receive one share of a new series of
                                                   $1.50 Convertible Preferred Stock of the Company, and (b) the issuance of shares of Common Stock of the Company and the new series of $1.50 Convertible Preferred
                                                   Stock of the Company pursuant to the Merger Agreement.

2.       FOR ( )   AGAINST ( )    ABSTAIN ( )      Adoption of the amendment to the Company's Restated Certificate of Incorporation
                                                   to increase the number of authorized shares of Common Stock from 75,000,000 to
                                                   200,000,000.

3.       FOR ( )   AGAINST ( )    ABSTAIN ( )      Approval of amendments to the Noble Drilling Corporation 1991 Stock Option and
                                                   Restricted Stock Plan to (a) increase from 1,900,000 to 5,200,000 the aggregate number of shares of Common Stock available for issuance thereunder, (b) limit to
                                                   1,500,000 the total number of shares of Common Stock that may be made subject to grants of options and stock appreciation rights or awards of restricted stock under the Plan to any one person during any five-year period and (c) provide for administration of the Plan by directors who are "outside" directors within the meaning of federal tax laws.

4. In its discretion, the Trustee is authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                      (Reverse of Voting Instruction Card)

         THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION THRIFT PLAN ("THRIFT PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED THRIFT PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3.



                                Dated:___________________________________, 1994


                                _______________________________________________
                                                 Signature

                                This voting instruction card should be signed exactly as your name appears hereon.

                                PLEASE COMPLETE, DATE AND SIGN THIS VOTING
                                INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.